UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Michigan Electric Transmission Company, LLC 2015 Term Loan Credit Agreement

On December 8, 2015, Michigan Electric Transmission Company, LLC (“METC”), an indirect wholly-owned subsidiary of ITC Holdings Corp., entered into a Term Loan Credit Agreement (the “METC 2015 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), and Barclays Bank PLC, as administrative agent for the Lenders and the other agents party thereto. As of December 8, 2015, Barclays Bank PLC, Credit Suisse Bank AG, Cayman Islands Branch and Morgan Stanley Bank are the only Lenders under the METC 2015 Term Loan Credit Agreement. The METC 2015 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility in an amount of $200,000,000. Funds borrowed may be used to pay fees and expenses incurred in connection with the METC 2015 Term Loan Credit Agreement and for general corporate purposes of METC and its subsidiaries. METC intends to use a portion of the proceeds of the funds borrowed under the METC 2015 Term Loan Credit Agreement to pay in full its $175.0 million 5.75% Senior Secured Notes due 2015 issued under its first mortgage indenture. The METC 2015 Term Loan Credit Agreement contains covenants that, among other things, (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; and (b) require METC to maintain a maximum debt to capitalization ratio of 65%. The METC 2015 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the METC 2015 Term Loan Credit Agreement is December 7, 2018.

At METC’s option, loans under the METC 2015 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin ranging from 0.875% to 1.750% prior to December 31, 2016 and ranging from 1.125% to 2.000% thereafter, in each case subject to adjustments based on METC’s rating, or at a base rate, which is defined as the higher of the publicly quoted prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin ranging from 0.0 % to 0.750% prior to December 31, 2016 and ranging from 0.125% to 1.000% thereafter, in each case subject to adjustments based on METC’s rating.

The foregoing description of the METC 2015 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the METC 2015 Term Loan Credit Agreement. A copy of the METC 2015 Term Loan Credit Agreement is attached hereto as Exhibit 10.152 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of its respective businesses, Barclays Bank PLC, Credit Suisse, Cayman Islands Branch and Morgan Stanley Bank and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with METC and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

10.152   METC 2015 Term Loan Credit Agreement dated as of December 8, 2015, among Michigan Electric Transmission Company, LLC, the various financial institutions and other persons from time to time parties thereto as lenders, and Barclays Bank PLC, as administrative agent for the Lenders and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2015

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel